SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 16, 2005

TEJAS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29235	13-3577716

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Via Fortuna, Suite 400
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 306-8222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement Regarding Contract
Real Estate Purchase and Sale Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On February 16, 2005, TI Building Partnership, Ltd., a wholly-owned subsidiary of Tejas Incorporated, (“TI”), entered into an agreement to purchase certain real property, including the office building and related improvements thereon, for approximately $3.0 million. The closing of this acquisition is subject to TI’s right to inspect and conduct other due diligence on the property. The agreements related to such acquisition are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01 Exhibits.

(c) Exhibits

Exhibit No.	Description of Exhibit

10.1	Agreement Regarding Contract between Blake Byram and TI Building Partnership, Ltd.

10.2	Real Estate Purchase and Sale Agreement, and the first and second amendments thereto, between Blake Byram and 8226 Bee Caves, Ltd.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEJAS INCORPORATED (Registrant)

Dated: February 18, 2005	By:	/s/ John F. Garber

	Name:	John F. Garber
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Agreement Regarding Contract between Blake Byram and TI Building Partnership, Ltd.

10.2	Real Estate Purchase and Sale Agreement, and the first and second amendments thereto, between Blake Byram and 8226 Bee Caves, Ltd.